Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Jochen Witte

Chief Executive Officer and
Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Second Quarter Net Income of $1.2 Million

Quarterly Results include Basic and Diluted Net Income of $0.32 per Share and Approximately $1.4 Million of Positive Cash Flows from Operating Activities

Fremont, California, May 30, 2006 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its operating results for the second fiscal quarter ended April 30, 2006.

For the quarter, Versant reported revenues of $3.8 million from its continuing operations, compared to $3.2 million for the comparable period last year, representing an increase of approximately 18%. Net income for the quarter was $1.2 million and diluted net income per share was $0.32, compared to a net loss of $1.1 million and net loss per share of $0.30 for the comparable period last year.

Versant also reported positive net cash flows from its operating activities of approximately $1.4 million for the quarter, resulting in a cash and cash equivalents balance of approximately $5.9 million as of April 30, 2006. This cash and cash equivalents position represents an increase of $1.9 million compared to $4.0 million in cash and cash equivalents at the Company’s most recent fiscal year end at October 31, 2005.

During the quarter, Versant also completed its multi-element restructuring plan with the sale of the assets of its WebSphere consulting practice on February 1, 2006. Versant’s restructuring plan, which it announced on June 14, 2005, was designed to refocus the Company on its core object database business, obtain significant cost savings and operating expense reductions and improve its operating results. The proceeds from the sale of the WebSphere consulting practice are reflected as gain from sale of discontinued operations of $468,000 in the Company’s Statement of Operations for the three months ended April 30, 2006.

“We are pleased to report another quarter of strong net income for Versant”, said Jochen Witte, CEO of Versant Corporation. “Our net income and net income per share and strong positive cash flows from operating activities clearly reflect that we have successfully achieved the objectives of our restructuring plan”.

“Our net income for the first two quarters of fiscal 2006, inclusive of the gain from sale of our WebSphere practice, has nearly met the top end of our previously announced range of targeted net income for fiscal 2006. We are therefore raising our net income guidance by approximately $1.0 million to be within the range between $2.6 million and $2.9 million for fiscal 2006”, added Jochen Witte.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including technology, telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Sagem, U.S. Government, and Financial Times. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements regarding our current range of estimated net income in fiscal 2006 and our statements regarding the achievement of objectives of our restructuring plan. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. There are many important factors that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, without limitation; the inability to achieve revenue expectations or net income as a result of delays in the sales cycle for our products and services, changing market demands or perceptions of our products and technologies, the performance of our resellers and the impact of our recent restructuring on our organization; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; that future sales levels will not meet expectations or may be delayed; adverse impacts on the prices we charge for our products and services due to competitive conditions; the impact of potentially reduced cash flows as a result of the sale of our WebSphere consulting practice; the impact of potential sales losses to customers not within our core database management business; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; the possibility that additional restructuring actions or similar events may be required, resulting in charges that would adversely affect net income or increase net loss; and the Company’s ability to successfully manage its costs and operations and maintain adequate working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-KSB for the year ending October 31, 2005, its Quarterly Report on Form 10-Q for the quarter ended January 31, 2006 and its reports on Form 8-K and 8-K/A.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Tuesday May 30, 2006
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-877-692-2590
International:	1-973-935-8508
Internet Simulcast: *	http://viavid.net/dce.aspx?sid=00003141

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until June 6, 2006**

Replay number:  1-877-519-4471

International Replay number:  1-973-341-3080

Replay Pass Code:  7383584

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30,	October 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,902	$3,958
Trade accounts receivable, net of allowance of $20 and $114 at April 30, 2006 and October 31, 2005 respectively	1,410	2,529
Other current assets	1,027	744
Total current assets	8,339	7,231

Property and equipment, net	407	489
Goodwill	6,720	6,720
Intangible assets, net	1,354	1,512
Other assets	310	294
Total assets	$17,130	$16,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$254	$779
Accrued liabilities	2,159	2,667
Deferred revenues	3,107	2,779
Deferred rent	142	136
Total current liabilities	5,662	6,361

Long term restructuring accrual	112	448
Deferred revenues	144	184
Deferred rent	60	128
Variable interest entity liability	—	137
Total liabilities	5,978	7,258

Stockholders’ equity:
Common stock, no par value	94,820	94,755
Deferred stock-based compensation	—	(44)
Other comprehensive income, net	518	396
Accumulated deficit	(84,186)	(86,119)
Total stockholders’ equity	11,152	8,988
Total liabilities and stockholders’ equity	$17,130	$16,246

VERSANT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005
Revenues:
License	$1,745	$1,575	$4,258	$5,067
Maintenance	1,457	1,543	3,090	3,135
Professional services	578	92	1,057	290
Total revenues	3,780	3,210	8,405	8,492

Cost of revenues:
License	58	55	162	111
Amortization of intangible assets	79	200	158	395
Maintenance	345	360	729	778
Professional services	291	216	625	495
Total cost of revenues	773	831	1,674	1,779

Gross profit	3,007	2,379	6,731	6,713

Operating expenses:
Sales and marketing	765	1,630	1,711	3,350
Research and development	702	955	1,571	2,036
General and administrative	871	1,242	1,924	2,559
Restructuring	84	(122)	218	(122)
Total operating expenses	2,422	3,705	5,424	7,823

Income (loss) from operations	585	(1,326)	1,307	(1,110)
Outside shareholders’ loss from VIE	—	—	138	—
Other income, net	34	122	46	203
Gain on the disposal of Variable Interest Entity	131	—	131	—
Income (loss) from continuing operations before taxes	750	(1,204)	1,622	(907)
Net provision for income taxes	99	22	182	67
Net income(loss) from continuing operations	$651	$(1,226)	$1,440	$(974)
Gain from sale of discontinued operations	468	—	468	—
Earnings from discontinued operations, net of income taxes	35	167	22	260
Net income (loss)	$1,154	$(1,059)	$1,930	$(714)

Basic income (loss) per share:
Net income (loss) from continuing operations attributable to common shareholders	$0.18	$(0.35)	$0.40	$(0.28)
Earnings from discontinued operations, net of income tax	0.14	0.05	0.14	0.08
Net income (loss) attibutable to common shareholders	$0.32	$(0.30)	$0.54	$(0.20)
Diluted income (loss) per share:
Net income (loss) from continuing operations attributable to common shareholders	$0.18	$(0.35)	$0.40	$(0.28)
Earnings from discontinued operations, net of income tax	0.14	0.05	0.14	0.08
Net income (loss) attibutable to common shareholders	$0.32	$(0.30)	$0.54	$(0.20)
Shares used in per share calculation:
Basic	3,569	3,514	3,564	3,496
Diluted	3,578	3,514	3,570	3,496
Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$14	$6	$25	$8
Sales and marketing	12	7	20	10
Research and development	20	5	37	9
General and administrative	18	6	39	23
Total	$64	$24	$121	$50